                                                                 EXHIBIT 10.1


                     ASSET PURCHASE AND LICENSE AGREEMENT
                     ------------------------------------

          This Asset Purchase and License Agreement (this "Agreement") is made and entered into as of this 30th day of June, 2001 (the "Effective Date"), by and between Tricon Restaurant Services Group, Inc. ("Tricon"), and Radiant Systems, Inc. ("Radiant").

                               R E C I T A L S :

          WHEREAS, Tricon has developed the TriYumf Asset and TriYumf Documentation;

          WHEREAS, Tricon has agreed to transfer to Radiant all of Tricon's right, title, and interest in the TriYumf Asset;

          WHEREAS, Tricon has agreed to license to Radiant the TriYumf Documentation; and

          WHEREAS, the parties have concurrently entered into the Alliance and Software Subscription Agreement ("Alliance Agreement") of even date herewith.

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.  Definitions.   The following terms, when used herein with initial capital
    -----------
letters, shall have the meanings ascribed in this Section 1.
                                                  ---------
    1.1   "Confidential Information" has the meaning ascribed to it in Article 2
                                                                       ---------
of the Alliance Agreement.

    1.2   "Integrated TriYumf Documentation" has the meaning ascribed to it in
Section 4.1 of this Agreement.
-----------

    1.3   "Intellectual Property Rights" has the meaning ascribed to it in
Article 2 of the Alliance Agreement.
---------

    1.4   "Person" has the meaning ascribed to it in Article 2 of the Alliance
                                                     ---------
Agreement.

    1.5 "Purchase Price" means the aggregate purchase price for the TriYumf Asset, as further described in Section 5.1 of this Agreement.
                               -----------

    1.6   "Residuals" has the meaning ascribed to it in Section 4.4 of this
                                                        -----------
Agreement.

    1.7 "SCA Utilities" means those utilities owned by SCA and licensed by Tricon that are delivered and disclosed by Tricon in conjunction with sale of the TriYumf Asset because such utilities are used with the TriYumf Asset. The SCA Utilities are expressly excluded from the definition of the TriYumf Asset.

    1.8   "Software" has the meaning ascribed to it in Article 2 of the Alliance
                                                       ---------
Agreement.

    1.9 "TriYumf Asset" means the source code and object code for certain back of house software developed by Tricon as more specifically described in Appendix 1 hereto and all right, title and interest, including without
----------
limitation, all Intellectual Property Rights, associated with the source and object code, but specifically excluding: i) the SCA Utilities and any Intellectual Property Rights therein and ii) any Raw Business Process Information and any Intellectual Property Rights therein.

    1.10 "TriYumf Documentation" means all documentation, manuals, specifications, drawings, schematics and flow charts related to the TriYumf Asset that describe the operation, features and functionality of the TriYumf Asset.

    1.11 All other capitalized terms used in this Agreement but not defined herein shall have the meaning set forth in the Alliance Agreement.

2.   Purchase of TriYumf Asset from Tricon; No Assumed Liabilities. Tricon
     -------------------------------------------------------------
agrees to transfer, convey, assign and deliver to Radiant, and Radiant agrees to purchase from Tricon, the TriYumf Asset. Except for the obligations of Radiant expressly set forth in this Agreement, Radiant shall not assume by virtue of this Agreement or the transactions described herein, and shall have no liability for, any liabilities or obligations of Tricon, whether absolute, accrued, contingent, fixed or otherwise, of any kind, character or description whatsoever (including without limitation those related to the TriYumf Asset).

3.   Radiant's Obligations with Respect to the SCA Utilities.  Radiant
     -------------------------------------------------------
acknowledges and agrees that the SCA Utilities have been disclosed and delivered to it solely because the SCA Utilities are used with the TriYumf Asset. Radiant acknowledges and agrees that: i) Radiant has no rights to use the SCA Utilities for any purpose; and ii) the SCA Utilities are the protected Confidential Information of SCA and that Radiant may not disclose the SCA Utilities to any third party. SCA shall have the right to enforce this obligation as a third party beneficiary.

4.   Ownership and License of TriYumf Documentation.
     -----------------------------------------------

     4.1 TriYumf Documentation shall be owned exclusively by Tricon, and shall be treated as, and is hereby deemed to be, Confidential Information of Tricon. Tricon acknowledges that Radiant will use the TriYumf Documentation to aid in the development of the Software and Documentation, and that Radiant intends to license the

Software and Documentation to third parties. Tricon hereby grants to Radiant a limited, non-exclusive, non-assignable (except as permitted by Section 11.3),
                                                               ------------
non-transferable (except as permitted by Section 11.3) fully paid license to use
                                         ------------
modify, know, receive, translate, adapt, create derivative works of and reproduce the TriYumf Documentation solely for Radiant's internal use in developing the Software and Documentation; provided that Radiant removes ("scrubs") all reference to the source of the TriYumf Documentation, including without limitation all references to Tricon, Tricon Affiliates, Franchisees, and JV/Equity Entities. Upon Radiant's removal of such source information, and integration of such "scrubbed" TriYumf Documentation into the Software and/or Documentation created by Radiant in accordance with the Alliance Agreement, such integrated TriYumf Documentation shall be deemed "Integrated TriYumf Documentation".

     4.2 Tricon hereby grants to Radiant a perpetual, irrevocable, limited, non-exclusive, non-assignable (except as permitted by Section 11.3), non-
                                                      ------------
transferable (except as permitted by Section 11.3) fully paid license to use,
                                     ------------
distribute, disseminate, produce, reproduce, market, sell, transfer, translate, create derivative works of, modify and adapt the Integrated TriYumf Documentation solely as an integrated part of the Software and/or Documentation. Radiant may not disclose all or any portion of the Integrated TriYumf Documentation to any third party except to the extent that such Integrated TriYumf Documentation is integrated into the Software and/or Documentation. Tricon reserves all rights in the Integrated TriYumf Documentation not expressly granted herein.

     4.3 Radiant may not disclose all or any portion of the TriYumf Documentation to any third party, except as expressly permitted herein or under
Article 15 of the Alliance Agreement (Confidential Information).  All right,
----------
title and interest including, without limitation, all Intellectual Property Rights, in and to the TriYumf Documentation is reserved by Tricon, and Tricon reserves all rights not expressly granted herein. Radiant agrees to take all reasonable steps to ensure that the TriYumf Documentation is not disclosed to any Person other than its employees, contractors or agents who have a need for access in order to use them; and not to remove the copyright, trade secret or other proprietary protection legends or notices which appear on or in the TriYumf Documentation, if any. If Radiant receives knowledge of any unauthorized use of the TriYumf Documentation, Radiant agrees that it shall promptly notify Tricon of, and shall otherwise cooperate with Tricon in trying to prevent, such unauthorized use or copying of the TriYumf Documentation. Except as expressly set forth in this Agreement, no express or implied license or right of any kind is granted to Radiant regarding the TriYumf Documentation, including, but not limited to, any right to know, use, produce, receive, reproduce, market, sell, distribute, transfer, translate, modify or adapt the TriYumf Documentation, or create derivative works based upon the TriYumf
Documentation, or any portions thereof.   Radiant's employees, contractors and
agents are permitted to use the TriYumf Documentation in accordance with this Agreement; provided, that such employees, contractors and agents are bound to confidentiality terms with Radiant that are no less protective than those in
Article 15 of the Alliance Agreement (Confidential Information).
----------

     4.4  Subject to each party's confidentiality obligations under Article 15
                                                                    ----------
of the Alliance Agreement but notwithstanding any other provision of this Agreement to the contrary, Radiant may use Residuals for any purpose including without limitation use in development, manufacture, promotion, sale and maintenance of its products and services; provided that this right to Residuals does not represent a license under any valid patent, copyright or other intellectual property right of Tricon. The term "Residuals" means any information, ideas, concepts, know-how, inventions or techniques that are retained in the unaided memories of Radiant's employees, representatives and contractors who have had access to Tricon's information, ideas, concepts, know-how, inventions or techniques pursuant to the terms of this Agreement. An employee's, representative's or contractor's memory is unaided if such employee, representative or contractor has not intentionally memorized the information, ideas, concepts, know-how, inventions or techniques for the purpose of retaining and subsequently using or disclosing the information, ideas, concepts, know-how, inventions or techniques. Radiant shall not have any obligation to restrict or limit the assignment of its employees, representatives or contractors or pay any royalties to the other party for any work resulting from the use of Residuals.

5.   Consideration For the TriYumf Asset.
     -----------------------------------

     5.1 Upon the terms and subject to the conditions contained in this Agreement, in consideration for the TriYumf Asset and in full payment therefor, Radiant will pay, or cause to be paid to Tricon, the Purchase Price set forth below. The Purchase Price for the TriYumf Asset shall be the sum of (i) ***Dollars ($***) in cash paid according to the Cash Component Payment Schedule attached as Appendix 2 ("Cash Component") and (ii) *** Dollars ($***) payable
            ----------
upon Tricon's Acceptance and Rollout of the Software and fulfillment of its Total TCSC, as more fully described in Section 5.2 ("Performance Component").
                                       -----------
The parties acknowledge and agree that the Cash Component Payment Schedule has been structured to yield a net present value ("Net Present Value") of *** Dollars ($***) to Tricon in respect of the Cash Component of the Purchase Price (based on an agreed upon discount rate of *** percent (***%)). Notwithstanding anything contained in this Agreement or on Appendix 2 to the contrary, in the
                                           ----------
event that Radiant pre-pays all or any portion of the Cash Component of the Purchase Price, the pre-paid payments (and/or any remaining payments) will be adjusted downward so that the Net Present Value (based upon a *** percent (***%) discount rate) in respect of the Cash Component of the Purchase Price is unchanged. The parties shall cooperate in good faith in connection with any such adjustment to the Cash Component Payment Schedule.

     5.2 Radiant agrees to pay Tricon the Performance Component based upon Tricon's Acceptance and Rollout of the Software. Radiant's payment of the Performance Component will be made on a pro rata basis equal to the percentage of the Total TCSC that are committed to pay for the Software pursuant to the Alliance Agreement. Tricon acknowledges and agrees that the payment of the Performance Component, or any portion thereof, is conditioned on Tricon supporting Radiant's marketing and sales

-----------
*** Denotes information that has been omitted from this Exhibit pursuant to a confidential treatment request filed with the Commission.

efforts for its Software. This support includes, but is not limited to, Tricon and Tricon Affiliates appearing in Radiant's marketing material, annual reports and advertisements, providing verbal and written references for the Software, and use reasonable efforts to distribute reasonable promotional materials on Radiant's behalf to Eligible Recipients. Additionally, subject to parts (i)-
(iii) below, Tricon shall permit Radiant to reference Tricon in one or more press releases highlighting major milestones associated with Tricon's use of the Software. Tricon recognizes that these activities are important for Radiant to achieve the anticipated value associated with the purchase of the TriYumf Asset. Radiant will (i) give Tricon appropriate lead time for these activities, (ii) not create an unreasonable burden upon Tricon, Tricon Affiliates or its or their employees, and (iii) not use any name, logo, service mark, trademark or logotype of Tricon or Tricon Affiliates in any marketing or promotional materials, or in connection with any publicity, without the prior written consent of Tricon. The parties' compliance with the aforementioned obligations, and the parties' dealings with each other in connection therewith, will be assessed by Tricon and Radiant at each quarterly executive meeting between the parties.

     5.3 As security for Radiant's obligation to pay the Cash Component of the Purchase Price, Radiant agrees to cause an irrevocable one-year standby letter of credit to be issued in favor of Tricon as beneficiary, in the face amount and on the issuance date set forth on Appendix 2, to be reduced pursuant to the
                                  ----------
reduction schedule set forth in Appendix 2 ( "Letter of Credit") and in the form
                                ----------
set forth in Appendix 3 of this Agreement.   The Letter of Credit will be issued
             ----------
by a bank rated single "A" or better. The Letter of Credit will contain draw instructions mutually satisfactory to the parties, which will include the following conditions to Tricon's right to draw on the Letter of Credit: (a) Radiant's failure to pay the Cash Component of the Purchase Price in accordance with the Cash Component Payment Schedule; (b) Tricon's compliance with the notice and cure provisions set forth in this Section 5.3; and (c) such other
                                             -----------
conditions as shall be mutually agreed upon by the parties. Tricon agrees that it will not under any circumstances draw or attempt to draw on the Letter of Credit prior to giving Radiant thirty (30) days written notice and an opportunity to cure any failure to pay any portion of the Cash Component of the Purchase Price in accordance with the Cash Component Payment Schedule.

     5.4  Notwithstanding anything contained herein or on Appendix 2 to the
                                                          ----------
contrary, in the event of the termination of the Alliance Agreement for any reason (a "Termination Event"), Radiant's aggregate liability for the unpaid balance of the Purchase Price at the time of termination shall not under any circumstances exceed the face amount of the Letter of Credit. Accordingly, upon the occurrence of a Termination Event, Tricon agrees to forever release and discharge Radiant from any further obligation to pay any further portion of the Purchase Price in excess of the face amount of the then-outstanding Letter of Credit.

6.   Tricon's Taxes. Tricon will bear and pay all transaction taxes including
     --------------
but not limited to sales, use, value added, excise, ad valorem, stamp, transfer, and other similar taxes incurred in connection with the transfer of the TriYumf Asset and shall indemnify and hold Radiant harmless against all such taxes.

7.   Representations and Warranties.
     ------------------------------

     7.1 Tricon represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Radiant represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

     7.2 Each party represents and warrants that: i) it has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby;
ii) it has taken all necessary corporate action with respect to the execution, delivery and performance of this Agreement; iii) no other corporate proceedings on the part of it are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Tricon, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy and other similar laws and principles of equity.

     7.3 Each party represents and warrants that neither the execution and delivery of this Agreement by that party, nor compliance with the terms and provisions hereof, including without limitation, the consummation of the transactions contemplated hereby will conflict with or result in the breach of any term, condition, or provision of that party's Articles or Certificate of Incorporation or Bylaws, as presently in effect.

     7.4 Tricon represents and warrants that the TriYumf Asset is, or will be as of the Effective Date, free and clear of all mortgages, liens and security interests held by any entity that provides financing to Tricon.

     7.5  EXCEPT AS EXPRESSLY PROVIDED HEREIN, TRICON SHALL DELIVER THE
TRIYUMF ASSET AND TRIYUMF DOCUMENTATION TO RADIANT "AS IS". EXCEPT AS EXPRESSLY
                                                    -----
PROVIDED HEREIN, TRICON MAKES NO WARRANTIES WITH RESPECT TO THE TRIYUMF ASSET OR TRIYUMF DOCUMENTATION, AND TRICON HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.   Disclaimers.
     -----------

     8.1  Radiant Customer Claims.  Tricon and Tricon Affiliates shall not have
          -----------------------
any liability whatsoever with respect to any claims, demands, losses, liabilities, damages, costs or expenses incurred or alleged by any of Radiant's any customers or licensees (other than (i) Tricon or Tricon Affiliates, and (ii) Franchisees and JV/Equity Entities (but only with respect to Tricon's agreements with such Franchisees or JV/Equity Entities)) directly or indirectly arising from, related to or in connection with any of Radiant's products, software or services, provided same are not altered, modified, changed or otherwise tampered with by Tricon Affiliates and neither Tricon nor Tricon

Affiliates are presently, or have in the past, supported or serviced such customers or licensees in relation to Radiant's products, software or services.

     8.2  NO SPECIAL DAMAGES.  SUBJECT TO SECTION 8.3 BELOW, IN NO EVENT
          ------------------              -----------
SHALL EITHER PARTY OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, AGENTS OR REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR LOSS OF GOODWILL IN ANY WAY RELATED TO THIS AGREEMENT OR RESULTING FROM THE USE OF OR INABILITY TO USE THE TRIYUMF ASSET OR TRIYUMF DOCUMENTATION PROVIDED BY TRICON OR THE PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES OR OBLIGATIONS TO BE PROVIDED OR PERFORMED BY A PARTY HEREUNDER, INCLUDING THE FAILURE OF ESSENTIAL PURPOSE, EVEN IF SUCH PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OCCURRING, AND WHETHER SUCH LIABILITY IS BASED ON CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, PRODUCTS LIABILITY OR OTHERWISE.

     8.3  EXCLUSIONS. THE LIMITATIONS OF LIABILITY IN SECTION 8.2 ABOVE
          ----------                                  -----------
SHALL NOT APPLY TO CLAIMS ARISING FROM BREACH OF A PARTY'S CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, TO CLAIMS ARISING FROM RADIANT'S BREACH OF ITS LICENSE TO THE TRIYUMF DOCUMENTATION OR RADIANT'S UNAUTHORIZED USE OF THE TRIYUMF DOCUMENTATION, OR A PARTY'S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT.

9.   Indemnification.
     ----------------

     9.1  Tricon's Indemnity Obligation.  Tricon will defend, indemnify
          -----------------------------
and hold Radiant, its Affiliates and their respective directors, officers, shareholders, employees and agents (collectively, the "Radiant Parties") harmless from and against any demand, claim, action, cost, penalty, damage, liability, loss or expense (including reasonable attorneys fees) which any Radiant Party may suffer, sustain or become subject to as a result of or relating to: (a) the infringement or alleged infringement by the TriYumf Asset or TriYumf Documentation as delivered by Tricon to Radiant of the patent, copyright, trade secret or other intellectual property rights of any third party; (b) the breach by Tricon of any representation, warranty, covenant or agreement contained in this Agreement; or (c) third party claims asserting that Tricon did not have sufficient rights in the TriYumf Asset or TriYumf Documentation to permit Tricon to transfer or license, respectively, the TriYumf Asset or TriYumf Documentation to Radiant in order to consummate the transaction that is the subject matter of this Agreement. In addition to the indemnification obligations above, should Tricon believe that the TriYumf Asset may become subject to a claim of infringement, Tricon shall, at its option, and without material disruption to Radiant, either: (i) procure for Radiant the right to continue to use the TriYumf Asset; (ii) replace the TriYumf Asset with a system, software or deliverable having substantially the same features and functionality as the item being replaced; (iii)
modify the TriYumf Asset to make it non-infringing, provided that such modified TriYumf Asset has substantially the same features and functionality as the TriYumf Asset; or (iv) if after a good faith effort, Tricon is unable to obtain
(i)-(iii), require Radiant to cease using and return all copies of the TriYumf Asset to Tricon in return for a full refund of the Cash Component of the Purchase Price and forever release and discharge Radiant from the Letter of Credit. The defense indemnity and hold harmless obligations in this Section 9
                                                                    ---------
shall not apply to the extent that any claim is based upon (i) the modification of the TriYumf Asset or the TriYumf Documentation by Radiant or any third party;
(ii) Radiant's combination of the TriYumf Asset or the TriYumf Documentation with other software, hardware or materials; or (iii) use of the TriYumf Asset by Radiant other than in accordance with the TriYumf Documentation. Except for claims based on fraud, this section states Tricon's entire obligation, and is Radiant's sole and exclusive remedy, regarding intellectual property right infringement with respect to the TriYumf Asset and TriYumf Documentation.

     9.2  Radiant's Indemnity Obligation.  Radiant will defend, indemnify
          ------------------------------
and hold Tricon, its Affiliates and their respective directors, officers, shareholders, employees and agents (collectively, the "Tricon Parties") harmless from and against any demand, claim, action, cost, penalty, damage, liability, loss or expense (including reasonable attorneys fees) which any Tricon Party may suffer, sustain or become subject to as a result of or relating to the breach by Radiant of any representation, warranty, covenant or agreement contained in this Agreement.

     9.3  Survival. The indemnification obligations contained herein shall
          --------
survive the Effective Date and shall terminate on the third anniversary of the Effective Date (the "Indemnification Period"); provided, that, if a party with an indemnification right under this Section 9 has notified a party with an
                                         ---------
indemnification obligation under this Section 9 of an indemnification claim
                                      ---------
prior to the expiration of the Indemnification Period and such claim has not been finally resolved as of such date, the Indemnification Period shall survive with respect to such claim until it has been finally resolved.

10.  Closing Procedure.
     -----------------

     10.1  Deliveries By Tricon.  On the Effective Date, Tricon shall
           --------------------
deliver to Radiant the following:

           (a) A Bill of Sale for the TriYumf Asset in form and substance mutually satisfactory to the parties;

           (b)  An electronic copy of the TriYumf Documentation;

           (c)  An electronic copy of the TriYumf Asset.

     10.2  Deliveries By Radiant. On the Effective Date, Radiant shall
           ---------------------
deliver to Tricon the portion of the Purchase Price required pursuant to Section
                                                                         -------
5.1, by wire transfer of immediately available funds to an account designated by
---
Tricon.

     10.3  Further Assurances.  At or after the Effective Date, each party
           ------------------
shall prepare, execute, and deliver such further instruments of conveyance, sale, assignment, or transfer, and shall take or cause to be taken such other or further action, as any may be required at any time or from time to time in order to perfect, confirm, or to consummate, in any other manner, the terms and provisions of this Agreement.

11.  General Provisions.
     ------------------

     11.1  Notices.  Any notice or other communication given pursuant to this
           -------
Agreement shall be in writing and shall be effective either when (a) delivered personally or by express courier service to the party for whom intended; (b) five (5) days following deposit of the same into the United States mail (certified mail, return receipt requested, or first class postage prepaid) or;
(c) when transmitted if sent by facsimile, provided a confirmation of transmission is produced by the sending machine and a copy of such facsimile is promptly sent by means specified in this Section 11.1. All notices shall be sent to the other party at its address as set forth below or at such other address as such party may designate by notice to the other given in accordance herewith.

In the case of Tricon:                        With a copy to:

Tricon Restaurant Services Group              Mayer, Brown & Platt
1900 Colonel Sanders Lane                     190 S. LaSalle Street
Louisville, Kentucky 40232-4550               Chicago, Illinois 60603-3441
Attn: John Kleban                             Attn:  Rebecca S. Eisner, Esq.
Fax: (502) 874-8099                           Fax:  (312) 706-8131

In the case of Radiant:                       With a copy to:

Radiant Systems, Inc.                         Smith, Gambrell & Russell, LLP
3925 Brookside Parkway                        1230 Peachtree Street, N.E.
Alpharetta, Georgia 30022                     Suite 3100, Promenade II
Attn: Mark Haidet and                         Atlanta, Georgia  30309
      David Schulman, Esq.                    Attn: Richard G. Greenstein, Esq.
Fax:  (770) 360-7627                          Fax: (404) 685-6923



     11.2  Governing Law.  This Agreement and the relationship between the
           -------------
parties hereto including all disputes arising hereunder, shall be governed by, and interpreted in accordance with, the internal laws (and not the law of conflicts) of the State of New York.

     11.3  Assignment.  Except as specifically permitted in this Agreement,
           ----------
neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. However, either party may assign this Agreement, in whole or in part, to any Affiliate of such party, provided, that (i) the assigning party provides prior written notice of the assignment to the other party, (ii) the assignee expressly assumes the obligations under this Agreement, and (iii) the assigning party shall remain fully liable for, and shall not be relieved from, the performance of all obligations under this Agreement. In addition, either party shall be permitted to assign this Agreement, and all rights and obligations contained herein, in whole or in part, without the prior approval of other party in the following situations: (x) such party's, or any successor entity's, merger into any Person, or (y) such party's sale of all or substantially all of its assets to another Person; provided, that in the case of Radiant, such Person may not be a competitor of Tricon. The acquiring or surviving Person shall agree in writing to be bound by the terms and conditions of this Agreement. Any purported assignment in violation of this Section 11.3,
                                                                 ------------
shall be null and void. This Agreement shall be binding upon the parties' respective successors and permitted assigns.

     11.4  No Strict Construction, Headings.  The language used in  this
           --------------------------------
Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction against either party shall apply to any term or condition of this Agreement. The headings of the sections of this Agreement are for convenience only, and are not intended to affect the construction or meaning of the Agreement.

     11.5  Entire Agreement, Counterparts.  This Agreement and the Appendices
           ------------------------------
hereto set forth the entire understanding between the parties hereto and supersedes all prior agreements, arrangements, and communications, whether oral or written with respect to the subject matter hereof. No other agreements, representations, warranties or other matters, whether oral or written, shall be deemed to bind the parties hereto with respect to the subject matter hereof. This Agreement and the Appendices shall only be amended in a writing signed by authorized representatives of both parties. Tricon acknowledges that it is entering into this Agreement solely on the basis of the agreements and representations contained herein, and for its own purposes and not for the benefit of any third party. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     11.6  Severability.  If any term or provision of this Agreement shall be
           ------------
found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not affect the other terms or provisions hereof or the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the original intentions and agreements and economic positions of the parties herein set forth.

     12.   Arbitration.    Any dispute between the parties arising out of or
           -----------
relating to this Agreement that is not resolved through negotiation and not subject to the litigation exception in Section 13, shall be settled exclusively
                                       ----------
by final and binding arbitration in accordance with the following:

        (a) Except as specified below or otherwise agreed in writing, the arbitration shall be conducted with the then-current Commercial Arbitration Rules of the American Arbitration Association or any successor association including, without limitation, the Optional Rules for Emergency Measures of Protection (such organization, the "AAA" and such rules, the "AAA Rules");

        (b)  The arbitration shall be conducted in English by a panel of three
     (3) arbitrators. Unless otherwise agreed in writing to have the dispute resolved by a single arbitrator, Tricon and Radiant shall each select one arbitrator (who is knowledgeable and familiar and has at least ten years of experience with the information technology industry and contract law), who shall then jointly select a third. All arbitrators shall be neutral, impartial and independent. No potential arbitrator may serve on the panel unless he or she has agreed in writing to abide and be bound by the procedures outlined in this Section 12 (the "Procedures");
                                 ----------

        (c) Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of the Procedures, including any contention that all or part of the Procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrator(s);

        (d) Any demand for arbitration or any counterclaim shall specify in reasonable detail the facts and legal grounds forming the basis for the claimant's request for relief, and shall include a statement of the total amount of damages claimed, if any, and any other remedy sought by the claimant;

        (e) upon the request of either party, and in the arbitrator(s) discretion, the parties shall be entitled to limited pre-hearing discovery including depositions of testifying witnesses, exchanges of documents and lists of testifying witnesses, and written interrogatories. The arbitrator(s) shall conduct a hearing within thirty (30) days (or such longer time period as the parties may mutually agree) after the end of discovery and shall issue an award, supported by written opinion, within thirty (30) days after the end of the hearing (or such longer time period as the parties may mutually agree);

        (f) Any award made shall be accompanied by findings of fact and a statement of reasons for the decision. The arbitrator(s) shall not be authorized to award damages or relief of a type not consistent with the terms of this Agreement or in amounts that exceed the limitation of liability in Section 12.2 of the Alliance Agreement. In no event, even if
                  ------------
     any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction. Subject to the preceding sentence, the arbitrator(s) shall have the power to award relief based on their application of the parties' rights and remedies set forth in this Agreement, including, without limitation, requiring a party to comply with the terms of this Agreement and including all remedies available at law as limited by this Agreement; provided, however, such damage award or other relief is not inconsistent with the terms of this Agreement and provided further, that the arbitrator(s) shall not have the power to award equitable relief of any sort (except to require compliance with the terms of this Agreement);

        (g) All parties will use their best efforts to conclude the arbitration within thirty (30) days from the commencement of arbitration. In the event that any party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party by default or otherwise, notwithstanding that failure to appear;

        (h) Each party shall bear the cost of securing its selected arbitrator (or shall share the cost of a single arbitrator equally), with the costs of the third arbitrator and the proceeding itself shared equally between the parties;

        (i) All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrator(s) may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests;

        (j) The result of the arbitration will be binding on the parties, and judgment on the arbitrator(s)' award may be entered in any court of competent jurisdiction;

        (k) The arbitrator(s) will charge the reasonable attorneys' fees, and costs, of the substantially prevailing party to the other party, but in an amount not to exceed one-half the value of the judgment; and

        (l) Each party is required to continue to perform its obligations (including payment of the Purchase Price by Radiant, and provision of the TriYumf Asset by Tricon) under this Agreement pending final resolution of any dispute arising out of or connected to this Agreement.

13.  Injunctive Relief.  Notwithstanding Section 12, any party may seek
     -----------------                   ----------
temporary injunctive relief against the other party in any court of competent jurisdiction with respect to any and all temporary or preliminary or injunctive or restraining procedures in connection with this Agreement.

14.  Return of TriYumf Asset and TriYumf Documentation.  In the event Tricon
     -------------------------------------------------
pays Radiant the Termination Fee pursuant to Section 18.9 of the Alliance
                                             ------------
Agreement, Radiant shall promptly thereafter return the TriYumf Asset and TriYumf Documentation and all copies thereof to Tricon. Tricon acknowledges and understands that the return of the TriYumf Asset does not alter, modify or otherwise affect Radiant's rights in and to the Integrated TriYumf Documentation or any and all Residuals relating to the TriYumf Asset retained by any employee, contractor or agent of Radiant.

            IN WITNESS WHEREOF, the undersigned have executed this Assignment Agreement as of the date first set forth above.



TRICON RESTAURANT SERVICES GROUP, INC.

By:       /s/  Neal A. Bronzo
          ---------------------

Name:     Neal A. Bronzo
          ---------------------

Title:    Vice President
          ---------------------

Date:     June 30, 2001
          ---------------------



RADIANT SYSTEMS, INC.

By:       /s/  Mark E. Haidet
          ---------------------

Name:     Mark E. Haidet
          ---------------------

Title:    Vice President
          ---------------------

Date:     June 30, 2001
          ---------------------

                                   APPENDIX 1
                                   ----------

                        Description of the TriYumf Asset
                        --------------------------------


To Be Supplied

                                  APPENDIX 2
                                  ----------

                        Cash Component Payment Schedule
                        -------------------------------


Date of Payment:                                         Amount of Payment:
---------------                                          -----------------

Effective Date                                           $***

December 31, 2001                                        $***

December 31, 2002                                        $***

December 31, 2003                                        $***



                           Letter of Credit Schedule
                           -------------------------


Date:                                                    Face Amounts:
----                                                     ------------

Effective Date                                           $***

February 28, 2002                                        $***

February 28, 2003                                        $***

February 28, 2004                                        $0


--------------
*** Denotes information that has been omitted from this Exhibit pursuant to a confidential treatment request filed with the Commission.

                                   APPENDIX 3
                                   ----------

                             Form Letter of Credit
                             ---------------------

Bank of America

Irrevocable Standby Letter of Credit No. 3038947
Issue Date:  June 29, 2001

BENEFICIARY:                                          APPLICANT:
Tricon Restaurant Services Group, Inc.                Radiant Systems, Inc.
1900 Colonel Sanders Lane                             3925 Brookside Parkway
Louisville, Kentucky 40232-4550                       Alpharetta, Georgia  30022

                                                      PLACE AND DATE OF EXPIRY:
                                                      Los Angeles, California
                                                      February 28, 2004

                                                      AMOUNT:
                                                      USD $***
                                                      (***)



At the request and on the instructions of Radiant Systems, Inc., we hereby establish our irrevocable Standby Letter of Credit in favor of the beneficiary in the amount of $*** (*** USD), expiring on February 28, 2004.

Funds under this Letter of Credit will be made available to you against receipt by us of a sight draft in the form attached hereto as Annex A accompanied by your drawing certificate in the form of Annex B, presented for payment on a Business Day (as hereinafter defined), with all blanks appropriately completed and signed by a person purporting to be an authorized officer.

We engage with you that all draft(s) drawn under and in compliance with the terms and conditions of this letter of credit shall be duly honored on presentation to us at our office at 333 S. Beaudry Avenue, 19th Floor, Los Angeles, California 90017, Attn.: Standby Letter of Credit Department.

As used herein, "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the city in which the office designated by us as the location for presentation of a drawing is located are authorized or required to be closed.

Partial and multiple drawings are permitted under this Letter of Credit.

It is a condition to this Letter of Credit that the amount available for drawing shall be in accordance with the following schedule:

--------------
*** Denotes information that has been omitted from this Exhibit pursuant to a confidential treatment request filed with the Commission.

Bank of America

Reduction Date           Available Amount

February 28, 2002        $***

February 28, 2003        $***

This Letter of Credit sets forth in full the terms of our obligations to you, and our undertaking shall not in any way be amended or amplified by reference to any documents, instruments or any agreement referred to herein or to which this letter of credit relates, and such reference, if any, shall not in any way be deemed to incorporate herein by reference any document, instrument or agreement.

This Letter of Credit shall be governed by the International Standby Practices (ISP98) International Chamber of Commerce, Publication 590.


/s/  Narongson M. Boriboon        /s/  Lawrence Banales
--------------------------        ---------------------
Authorized Signature              Authorized Signature
Narongson M. Boriboon             Lawrence Banales


--------------
*** Denotes information that has been omitted from this Exhibit pursuant to a confidential treatment request filed with the Commission.

Bank of America

                                                   ANNEX A
                                                   to
                                                   BANK OF AMERICA, N.A.
                                                   LETTER OF CREDIT
                                                   No. 3038947

                                  SIGHT DRAFT

                                     [Date]

                                    At Sight


Pay to the order of Tricon Restaurant Services Group, Inc. the sum of _____________________ and ____/100 Dollars ($__________) drawn on BANK OF
AMERICA, N.A., as issuer of its Irrevocable Standby Letter of Credit No. __________ dated June 29, 2001.


                                                Tricon



                                                By:
                                                   ----------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------

Bank of America

                                                   ANNEX B
                                                   to
                                                   BANK OF AMERICA, N.A.
                                                   LETTER OF CREDIT
                                                   No. 3038947

                              DRAWING CERTIFICATE

Bank of America, N.A.
333 South Beaudry
19th Floor
Los Angeles, CA  90017
Attention:  Letter of Credit Department

     Re:  Irrevocable Letter of Credit No. 3038947

Ladies and Gentlemen:

     The undersigned individual, a duly authorized officer of Tricon (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to that certain Irrevocable Standby Letter of Credit No. 3038947 dated June 29, 2001 (the "Letter of Credit"), issued by Bank of America, N.A. (the "Bank"), in favor of the Beneficiary:

     1. The Beneficiary is entitled to make this drawing in the aggregate amount of $__________ under the Letter of Credit pursuant to the Agreement dated _______________, by and between Radiant Systems, Inc. ("Radiant") and Tricon (the "Agreement").

     2. The amount of the drawing is equal to the amount that remains unpaid pursuant to the Agreement.

     3.   The undersigned certifies the following:

          a. Radiant has failed to pay the Cash Component Purchase Price in accordance with the Cash Component Schedule, as such terms are defined in the Agreement.

          b. Tricon has complied with the notice and cure provisions set forth in Section 5.2 of the Agreement, including providing Radiant with thirty (30) days written notice and an opportunity to cure Radiant's failure to pay the Cash Component of the Purchase Price in accordance with the Cash Component Payment Schedule.

          c. Tricon has not exercised its rights under sub-section 9.1(iv) of the Agreement and has not required Radiant to cease using and return all copies of the TriYumf Asset (as defined in the Agreement) to Tricon."

Bank of America


     4. The amount of the drawing being made by this Certificate when added to the amount of any other drawings made does not exceed the amount available under the Letter of Credit as presently in effect.

     IN WITNESS WHEREOF, this Certificate has been executed this ____ day of _______________, ____.


                                                Tricon



                                                By:
                                                   -----------------------------
                                                   [Title of Authorized Officer]